EXHIBIT 32.1

                                 CERTIFICATIONS

                           CERTIFICATION PURSUANT TO
                            10 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Yang Holding Company ("the Company") on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report), I. James Chow, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

     (2) The information contained in the Report fairly presents, in all Material respects, the financial condition and result of operation of the Company.

                                                  /s/ James Chow
                                                  ------------------------------
                                                  James Chow
                                                  President, Treasurer and
                                                  Secretary. Principal Financial
                                                  and Accounting Officer.
August 10, 2004